EXHIBIT 14a(ii)

AUDIT COMMITTEE CHARTER

1. Purpose and Authority

The Audit Committee (“Committee”) is a committee of the board of directors (the “Board”) of CordovaCann Corp. (the “Company”). Its primary function shall be to assist the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting processes, the integrity of the financial statements the Company, compliance with legal and regulatory requirements, the overall adequacy and maintenance of the systems of internal controls that management has established and the overall responsibility for the Company’s external and internal audit processes including the external auditor’s qualifications, independence and performance.

The Committee shall have access to such officers and employees of the Company, its external auditor and its legal counsel as the Committee considers to be necessary or desirable in order to perform its duties and responsibilities. In addition, the Committee shall have the authority and funding to retain independent legal, accounting and other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers employed by the Committee and to the external auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be accountable to the Board. In the course of fulfilling its specific responsibilities, the Committee shall maintain open communication between the Company’s external auditor and the Board.

The responsibilities of a member of the Committee shall be in addition to such member’s duties as a member of the Board.

The Committee has the duty to review and ensure that the Company’s financial disclosures are complete and accurate, are in accordance with generally accepted accounting principles and fairly present the financial position and risks of the organization. The Committee should, where it deems appropriate, review compliance with laws and regulations and the Company’s own policies.

The Committee will provide the Board with such recommendations and reports with respect to the financial disclosures of the Company as it deems advisable.

2. Membership and Composition

The Committee shall consist of at least three directors, a majority of which shall be independent, who shall serve on behalf of the Board. The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. Each member shall meet the independence, financial literacy and experience requirements of any stock exchange upon which the securities of the Company may be listed to the extent required by the rules of such exchange, National Instrument 52-110 – Audit Committees and other regulatory agencies as required. The Board may, at any time, remove or replace any member of the Committee and may fill any vacancy in the Committee.

Financial literacy requires that all members of the Committee shall have the ability to read and understand a set of financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.

A majority of members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other, will constitute a quorum for a meeting of the Committee.

The Board will appoint one member of the Committee to act as the chair (“Chair”) of the Committee. In his or her absence, the Committee may appoint another person to act as chair of a meeting of the Committee provided a quorum is present. The Chair will appoint a secretary of the meeting, who need not be a member of the Committee and who will maintain the minutes of the meeting.

3. Meetings

At the request of the external auditor, the Chair of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company or any member of the Committee, the Chair of the Committee will convene a meeting of the Committee. In advance of every meeting of the Committee, the Chair, with the assistance of the Chief Financial Officer, will ensure that the agenda and meeting materials are distributed in a timely manner.

The Committee shall meet regularly and at least on a quarterly basis.

4. Duties and Responsibilities

The Committee shall take charge of all responsibilities imparted on an audit committee of the Company, as they may apply from time to time, under National Instrument 52-110 – Audit Committees and stock exchange rules. The duties and responsibilities of the Committee include the following:

4.1 Financial Reporting and Disclosure

(a)	Review and discuss with management and the external auditor at the completion of the annual examination:

	(i)	the Company’s audited financial statements and related notes; the external auditor’s audit of the financial statements and their report;

	(ii)	any significant changes required in the external auditor’s audit plan;

	(iii)	any serious difficulties or disputes with management encountered during the course of the audit; and

	(iv)	other matters related to the conduct of the audit which are to be communicated to the Committee under International Financial Reporting Standards (“IFRS”).

(b)	Review and discuss with management and the external auditor at the completion of any review engagement or other examination, the Company’s quarterly financial statements.

(c)

Review and discuss with management, prior to their public disclosure, the annual reports, quarterly reports, Management’s Discussion and Analysis (“MD&A”), earnings press releases and any other material disclosure documents containing or incorporating by reference audited or unaudited financial statements of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

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(d)

Review and discuss with management any guidance being provided to shareholders on the expected earnings of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

(e)

Inquire of the auditors regarding the quality and acceptability of the Company’s accounting principles and estimates, including the clarity of financial disclosure and the degree of conservatism or aggressiveness of the accounting policies and estimates.

(f)

Review the Company’s compliance with any policies and reports received from regulators. Discuss with management and the external auditor the effect on the Company’s financial statements of significant regulatory initiatives.

(g)

Meet with the external auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

(h)

Ensure that management has the proper and adequate systems and procedures in place for the review of the Company’s financial statements, financial reports and other financial information including all Company disclosure of financial information extracted or derived from the Company’s financial statements, and that they satisfy all legal and regulatory requirements. The Committee shall periodically assess the adequacy of such procedures.

(i)

Review with the Company’s counsel, management and the external auditor any legal or regulatory matter, including reports or correspondence, which could have a material impact on the Company’s financial statements or compliance policies.

(j)

Based on discussions with the external auditor concerning the audit, the financial statement review and such other matters as the Committee deems appropriate, recommend to the Board the filing of the audited annual and unaudited quarterly financial statements and MD&A on SEDAR and the inclusion of the audited annual statements and MD&A in the Annual Report on Form 20-F and the unaudited quarterly financial statements and MD&A in the Current Reports on Form 6-K.

4.2 External Auditor

(a)

Be responsible for recommending to the Board the appointment of the Company’s external auditor and for the compensation, retention and oversight of the work of the external auditor employed by the Company. The external auditor shall report directly to the Committee. The Committee shall be responsible to resolve any disagreements, if any, between management and the external auditor regarding financial reporting.

(b)	Consider, in consultation with the external auditor, the audit scope and plan of the external auditor.

(c)

Confirm with the external auditor and receive written confirmation at least once per year as to the external auditor’s internal processes and quality control and disclosure of any investigations or government enquiries, reviews or investigations of the external auditor.

(d)	Take reasonable steps to confirm at least annually the independence of the external auditor, which shall include:

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(i)

ensuring receipt from the external auditor of a formal written statement delineating all relationships between the external auditor and the Company, consistent with IFRS, and determine that they satisfy the requirements of all applicable securities laws,

(ii)

considering and discussing with the external auditor any disclosed relationships or services, including non-audit services, that may impact the objectivity and independence of the external auditor, and

(iii)

approving in advance any audit or permissible non-audit related services provided by the external auditor to the Company with a view to ensuring independence of the external auditor, and in accordance with any applicable regulatory requirements, including the requirements of all applicable securities laws with respect to approval of non-audit related serviced performed by the external auditor.

(e)

Approve the lead audit partner for the Company’s external auditor, confirm that such lead partner has not performed audit services for the Company for more than five previous fiscal years, and otherwise ensure the rotation of the lead partner and other partners in accordance with all applicable securities laws.

(f)	Review and approve the Company’s hiring policies regarding partners, employees and former employees of the present and former external auditors of the Company.

4.3 Internal Controls and Audit

(a)

Review and assess the adequacy and effectiveness of the Company’s systems of internal control and management information systems through discussion with management and the external auditor to ensure that the Company maintains appropriate systems, is able to assess the pertinent risks of the Company and that the risk of a material misstatement in the financial disclosures can be detected.

(b)	Assess the requirement for the appointment of an internal auditor for the Company.

(c)

Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process required under applicable Canadian and United States securities laws. Review any significant deficiencies in the design and operation of internal controls over financial reporting or disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.4 General

(a)

Conduct an ongoing review of any transaction now in effect, and review and approve in advance any proposed transaction, that could be within the scope of “related party transactions” as such term is defined in applicable securities laws, and establish appropriate procedures to receive material information about and prior notice of any such transaction.

(b)

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(c)

Conduct or authorize investigations into any matter within the scope of this Charter. The Committee may request that any officer or employee of the Company, its external legal counsel or its external auditor attend a meeting of the Committee or meet with any member(s) of the Committee.

(d)	Review the qualifications of the senior accounting and financial personnel.

(e)	Enquire of management and the external auditor regarding significant financial risks or exposures and the steps management has taken to minimize such risks to the Company.

(f)	Perform any other activities consistent with this Charter, the Company’s Articles and governing law, as the Committee or the Board deems necessary or appropriate.

4.5 Oversight Function

While the Committee has the responsibilities and powers set out in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with IFRS and applicable rules and regulations. These are the responsibilities of management and the external auditor. The Committee and the Chair and any members of the Committee identified as having accounting or related financial expertise are members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Company, and are specifically not accountable or responsible for the day to day operation or performance of such activities. Although the designation of a member as having accounting or related financial expertise for disclosure purposes is based on that individual’s education and experience, which that individual will bring to bear in carrying out his or her duties on the Committee, such designation does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation. Rather, the role of a member of the Committee who is identified as having accounting or related financial expertise, like the role of all members of the Committee, is to oversee the process, not to certify or guarantee the internal or external audit of the Company’s financial information or public disclosure.

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5. Chair of the Committee

The Chair of the Committee:

(a)

provides leadership to the Committee with respect to its functions as described in this Charter and as otherwise may be appropriate, including overseeing the logistics of the operations of the Committee;

(b)

chairs meetings of the Committee, unless not present, including in camera sessions, and reports to the Board following each meeting of the Committee on the findings, activities and any recommendations of the Committee;

(c)	ensures that the Committee meets on a regular basis and at least quarterly;

(d)	in consultation with the Chair of the Board and the Committee members, establishes a calendar for holding meetings of the Committee;

(e)	establishes the agenda for each meeting of the Committee, with input from other Committee members, the Chair of the Board, and any other parties as applicable;

(f)

acts as liaison and maintains communication with the Chair of the Board and the Board to optimize and co-ordinate input from Board members, and to optimize the effectiveness of the Committee. This includes reporting to the full Board on all proceedings and deliberations of the Committee at the first meeting of the Board after each Committee meeting and at such other times and in such manner as the Committee considers advisable;

(g)	reports annually to the Board on the role of the Committee and the effectiveness of the Committee’s role in contributing to the objectives and responsibilities of the Board as a whole;

(h)	ensures that the members of the Committee understand and discharge their duties and obligations;

(i)	fosters ethical and responsible decision making by the Committee and its individual members;

(j)	together with the Corporate Governance and Nominating Committee, oversees the structure, composition, membership and activities delegated to the Committee from time to time;

(k)	ensures that resources and expertise are available to the Committee so that it may conduct its work effectively and efficiently and pre-approves work to be done for the Committee by consultants;

(l)	facilitates effective communication between members of the Committee and management;

(m)	addresses, or causes to be addressed, all concerns communicated to him or her under the Company’s Whistleblower Policy or Code of Conduct; and

(n)	performs such other duties and responsibilities as may be delegated to the Chair of the Committee by the Board from time to time.

This Charter will be reviewed annually and any recommended changes will be submitted to the Board for approval.

Last reviewed and approved by the Board on November 5, 2018.

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